================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------


                                    FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 5, 2001

                                   LABORATORY
                                 CORPORATION OF
                                AMERICA HOLDINGS
                           (Exact Name of Registrant
                          as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               1-11353                                    13-3757370
       (Commission File Number)                (IRS Employer Identification No.)

        358 South Main Street
            Burlington, NC                                   27215
(Address of Principal Executive Offices)                  (Zip Code)

                                  336-229-1127
              (Registrant's Telephone Number, Including Area Code)

                                 Not applicable
         (Former Name or Former Address, if Changed Since Last Report)


                            -----------------------


================================================================================

Item 5.  Other Events.

     On September 4, 2001, Laboratory Corporation of America(R) Holdings (the "Company") (NYSE: LH) announced its intention, subject to market and other conditions, to raise approximately $435 million (excluding proceeds of an overallotment option, if any) through a private offering of zero coupon convertible subordinated notes due 2021 to certain qualified institutional investors.

     The Company intends to use the net proceeds of the offering to repay the term loan outstanding under its credit agreement and the related interest rate swap agreement and use the balance for working capital and general corporate purposes. The lenders under the credit agreement have consented to the offering.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits

     10.1 Fifth Amendment to the Amended and Restated Credit Agreement dated as of March 14, 2001 among the Company, the banks named therein and Credit Suisse First Boston as Administrative Agent.

     10.2 Sixth Amendment to the Amended and Restated Credit Agreement dated as of August 31, 2001 among the Company, the banks named therein and Credit Suisse First Boston as Administrative Agent.

     99.1 Press release of the Company dated September 4, 2001.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LABORATORY CORPORATION OF AMERICA HOLDINGS


Dated: September 5, 2001              By:     /s/ Bradford T. Smith
                                          --------------------------------------
                                          Name:   Bradford T. Smith
                                          Title:  Executive Vice President,
                                                  General Counsel, Secretary
                                                  and Compliance Officer